CONTRACT FOR ASSIGNMENT OF RIGHTS

THIS AGREEMENT, made this 11 day of July , 2007, by and between FLORIDA ETHANOL, LLC, having its principal place of sine t 208 North Ohio Avenue, Live Oak, Florida 32064 and JACKSON COUNTY DEVELOPMENT COUNCIL, INC,, and in consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated:

I. FLORIDA ETIIANOL, LLC does hereby covenant and agree that it shall:

A.	Payment of Funds

Pay Jackson County Development Council, Inc. the total sum of sixty thousand dollars ($60,000.00), in three unequal periodic payments in accordance with the payment schedule set forth below, such that all payments are made prior to the due date set forth in the "Real Estate Purchase Contract" (Exhibit A) between Jackson County Develop Council and Andrew Clay Mixon, and set forth as follows:

1. Ten thousand dollars ($10,000.00) to be paid within five (5) business days from the date of this contract,

2. Twenty thousand dollars ($20,000.00) to be paid within 181 calendar days from the date of this contract, and

3. Thirty thousand dollars ($30,000,00) to be paid Within 366 calendar days from the date of this contract,

B.	Assume Contract for Purchase of Real Estate

Assume all rights and responsibilities from Jackson County Development Council, Inc, enumerated in "Real estate Purchase Contract" between Jackson County Development Council and Andrew Clay Mixon (copy attached hereto as Exhibit A).

II. JACKSON COUNTY DEVELOPMENT COUNCIL, INC. does hereby covenant and agree that it shall:

A.	Utilization of Funds

Utilize all payments of funds for the purposes of entering into and maintaining the contractual rights to purchase real property under the "Real Estate Purchase Contract."

B.	Accountability of Funds

1.	Sign a Receipt for Money Paid (attached hereto as Appendix A) for each payment made by Florida Ethanol, LLC,

2.
Provide copies of receipts received upon the payment of all funds paid in furtherance of the Real Estate Purchase Contract within 5 business days of having made such payments and receiving said receipts. In the event that no receipt is received for a payment made under the Real Estate Purchase Contract a signed statement certifying payment was made shall be tendered to Florida Ethanol, LLC within 5 business days of payment, signed by an authorized officer of Jackson County Development Council, Inc.; and a copy of the cancelled check shall be remitted to Florida Ethanol, LLC within 5 business days of the date the check clears the bank upon which Jackson County Development Council, Inc made payment upon the Real Estate Purchase Agreement.

C.	Assignment of Contract

Assign to Florida Ethanol, LLC all rights and responsibilities under the Real Estate Purchase Contract prior to the date of closing and transfer of deed and legal ownership of real property listed therein.

D.	Cancellation of Underlying Contract

Provide to Florida Ethanol, LLC written notification of any cancellation of the Real Estate Purchase Contract along with:

1.	A copy of the cancellation of the Real Estate Purchase Contract to include copies of all reports, grounds for or information utilized in canceling said Contract, and

2.
Return of all funds forwarded to Jackson County Development Council, Inc., in furtherance of this Contract for the Assignment of Rights to the extent and in the amount that those funds arc actually recovered from Mr. Mixon (and all rights to such recoveries shall belong to Florida Ethanol, LLC).

Provided, however, that Jackson County Development Council, Inc, may not cancel or agree to amend the underlying Real Estate Purchase Contract without the express, written consent of Florida Ethanol, LLC

III. Other terms to be observed by and between the parties:

A.	Indemnity

Both parties do hereby agree to mutual indemnification and to hold harmless each other with respect to the covenants made under this contract.

B.	Cancellation

Both parties agree that this contract may be canceled only upon written notice and only in the event of cancellation of the underlying Real Estate Purchase Contract. In the event of cancellation all funds extended in furtherance of this contract shall be returned to the extent and in the amount that those funds are actually recovered from Mr. Mixon and the parties shall be in the position as if this contract had not been. entered into.

C.	Non-Assignable Contract

Both parties agree that this contract is non-assignable to any person or entity and any attempt to assignment will be void and this contract will remain in full force and effect.

D.	Choice of Forum

Both parties agree that forum to resolve any disputes arising under this contract shall be in the state of Florida with proper venue to he found in Suwannee County.

E.	Time is of the Essence

Both parties agree that time is of the essence in the performance of the obligations enumerated within this contract.

F.	Merger

Both Parties agree that there are no additional warranties or covenants either expressed or implied and that the full intent of the parties is expressed within the written terms of this contract.

G.	Confidentiality

Both parties agree that the provisions stated herein are sensitive and confidential in nature and therefore agree not to disclose any pertinent information contained herein to any outside party for any reason whatsoever except to the extent necessary for enforcing the rights and responsibilities found within this contract.

Signed the day and year first above written.

By:	/s/ Leon D. Hatch	By:	/s/ W.R. Stanton Jr. 7/3/07

For:	Florida Ethanol, LLC	For:	Jackson County Development Council, Inc.

Signed in presence of:

/s/ Wanda J. Smith
Wanda J. Smith

Witness Signature and Printed Name	Witness Signature and Printed Name

APPENDIX A

RECEIPT OF PAYMENT

BE IT KNOWN that the undersigned hereby acknowledges receipt of payment in accordance with the following schedule upon the dates indicated therein:

1.	Received the sum of $10,000.00 in accordance with paragraph I.A.1. of the attached Contract for the Assignment of Rights, on the 3rd day of July, 2007.

By:	/s/ W. R. Stanton, Jr.	For:	Jackson County Development Council, Inc.

2.	Received the sum of $20,000.00 in accordance with paragraph I.A.2. of the attached Contract for the Assignment of Rights, on the ______day of _____, 20___.

By:	For:	Jackson County Development Council, Inc.

3.	Received the sum of $30,000.00 in accordance with paragraph I.A.3. of the attached Contract for the Assignment of Rights, on the ______day of _____, 20___.

By:	For:	Jackson County Development Council, Inc.

FOR good and valuable consideration received, JACKSON COUNTY DEVELOPMENT COUNCIL, INC. hereby assigns, transfers and sets over to FLORIDA ETHANOL, LLC all rights, title and interest held by JACKSON COUNTY DEVELOPMENT COUNCIL, INC. in:

Real Estate Purchase Contract (a copy attached hereto as Exhibit A)

Assignor warrants and represents that said contract is in full force and effect and is fully assignable. Assignee hereby assumes and agrees to perform all the remaining and executory obligations of Assignor under the contract and agrees to indemnify and hold Assignor harmless from any claim or demand resulting from non-performance by Assignee. Assignee shall be entitled to all rights remaining under the contract, Assignor warrants that the contract is without modification, and remains on the terms contained therein. Assignor further warrants that it has full right and authority to transfer said contract and that the contract rights transferred are free of lien, encumbrance or adverse claim. This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Signed this 3rd day of July , 2007.

By:	/s/ W.R. Stanton, Jr.	By:	/s/ Leon D. Hatch

For:	Jackson County Development Council, Inc.	For:	Florida Ethanol, LLC

	Assignor		Assignee